Exhibit 5.1

June 24, 2019

Suzano S.A.

Av. Professor Magalhaes Neto, 1,752

10th Floor, Rooms 1010 and 1011

Salvador, Brazil 41 810-012

Brazil

Suzano Austria GmbH

Fleischmarkt 1

1010, Vienna

Austria

Ladies and Gentlemen:

We have acted as special United States counsel to Suzano S.A., a Brazilian corporation (sociedade de economia mista) (“Suzano”), and Suzano Austria GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Austria (“Suzano Austria” and, together with Suzano, the “Companies”), in connection with the registration statement on Form F-4 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the U.S. Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed offers by the Companies to exchange up to U.S.$1,750,000,000 aggregate principal amount of Suzano Austria’s newly issued 6.000% Senior Notes due 2029 (the “2029 New Notes”) and U.S.$1,000,000,000 aggregate principal amount of Suzano Austria’s newly issued 5.000% Senior Notes due 2030 (the “2030 New Notes” and, together with the 2029 New Notes, the “New Notes”) to be registered under the Securities Act, for an equal principal amount of Suzano Austria’s issued and outstanding 6.000% Senior Notes due 2029 (the “2029 Old Notes”) and

5.000% Senior Notes due 2030 (the “2030 Old Notes” and, together with the 2029 Old Notes, the “Old Notes”).

The 2029 New Notes are to be issued by Suzano Austria on the settlement date of the exchange offers described in the prospectus constituting a part of the Registration Statement under a second supplemental indenture (the “2029 Second Supplemental Indenture”) to the indenture dated as of September 20, 2018 (the “2029 Base Indenture” and, together with the 2029 Supplemental Indenture, the “2029 Indenture”), as amended and supplemented by the first supplemental indenture dated as of February 5, 2019 (“2029 First Supplemental Indenture”) by and among the Companies and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).  The 2030 New Notes are to be issued under a supplemental indenture (the “2030 Supplemental Indenture” and, together with the 2030 Second Supplemental Indenture, the “Supplemental Indentures”) to the indenture dated as of May 29, 2019 (the “2030 Base Indenture” and, together with the 2030 Supplemental Indenture, the “2030 Indenture”) , among the Companies and the Trustee. The 2029 Indenture and the 2030 Indenture are referred to herein as the “Indentures.”

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)              the Registration Statement;

(b)              an executed copy of the 2029 Base Indenture;

(c)               an executed copy of the 2029 First Supplemental Indenture;

(d)              the form of 2029 Second Supplemental Indenture, filed as an exhibit to the Registration Statement;

(e)               the form of the 2029 Notes in global form to be executed by Suzano Austria and Suzano and to be authenticated by the Trustee;

(f)                a copy of the notations on the form of the 2029 Notes relating to the guarantee to be executed by Suzano (the “2029 Guarantee”);

(g)               an executed copy of the 2030 Base Indenture;

(h)              the form of 2030 First Supplemental Indenture, filed as an exhibit to the Registration Statement;

(i)                  the form of the 2030 Notes in global form to be executed by Suzano Austria and Suzano and to be authenticated by the Trustee; and

(j)                 a copy of the notations on the form of the 2030 Notes relating to the guarantee to be executed by Suzano (the “2030 Guarantee” and, together with the 2030 Guarantee, the “Guarantees”),

In addition, we have reviewed originals or copies certified or otherwise identified to our satisfaction of such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.  In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the New Notes will conform to the forms thereof that we have reviewed and will be duly authenticated in accordance with the Indentures.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the 2029 New Notes, the 2030 New Notes, the 2029 Guarantee and the 2030 Guarantee have been duly executed and delivered by Suzano Austria and Suzano, as applicable, authenticated by the Trustee in accordance with the Indentures and duly issued and delivered by Suzano Austria in exchange for an equal principal amount of 2029 Old Notes and 2030 Old Notes, respectively:

1.                                      The 2029 New Notes will be valid, binding and enforceable obligations of Suzano Austria, entitled to the benefits of the 2029 Indenture;

2.                                      The 2030 New Notes will be valid, binding and enforceable obligations of Suzano Austria, entitled to the benefits of the 2030 Indenture;

3.                                      The 2029 Guarantee will be a valid, binding and enforceable obligation of Suzano; and

4.                                      The 2030 Guarantee will be a valid, binding and enforceable obligation of Suzano.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Companies, (a) we have assumed that each of Suzano and Suzano Austria and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Suzano Austria or Suzano regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities in relation to transactions of the type contemplated in the Indentures and the New Notes), (b) such opinion is subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

With respect to Section 11.13 of the Indentures, we express no opinion as to the subject matter jurisdiction of any U.S. federal court to adjudicate any action relating to the Guarantees, the Indentures or the New Notes where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist.

We note that the waiver of defenses relating to the Guarantees contained in Section 10.04 of the Indentures may be ineffective to the extent that any such defense involves a matter of public policy in the State of New York.

We express no opinion as to the enforceability of Section 11.13 of the Indentures, relating to currency indemnity.

We note that the designation in Section 11.13 of the Indentures of any U.S. federal court sitting in the Borough of Manhattan, the City of New York, State of New York, as the venue for actions or proceedings relating to the Indentures, are (notwithstanding the waiver in Section 11.13 of the Indentures) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. §1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such actions or proceedings.

The foregoing opinions are limited to the federal law of the United States of America and the law of the state of New York.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement under the heading “Validity of Securities”.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.  The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Nicolas Grabar
Nicolas Grabar, a Partner